SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 7, 2005
GRUBB & ELLIS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307

(State or other jurisdiction of formation)	(Commission File Number)	(IRS Employer Identification No.)
2215 Sanders Road, Suite 400, Northbrook, Illinois 60062
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (847) 753-7500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On December 7, 2005, Grubb & Ellis Company (the “Company”) repurchased 5,861,902 shares of the Company’s common stock, par value $.01 per share (the “Shares”), owned by Warburg Pincus Investors Liquidating Trust (the “Trust”) for a purchase price of $4.00 per share, or an aggregate purchase price of Twenty Three Million Four Hundred Forty Seven Thousand Six Hundred and Eight Dollars ($23,447,608). The Company repurchased the Shares, which represented all of the securities in the Company owned by the Trust, in a privately negotiated transaction.
     The foregoing is only intended to be a summary of the terms of the Stock Purchase Agreement, and is not intended to be a complete discussion of such document. Accordingly, the following is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is annexed as an Exhibit to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.
     (c) The following are filed as Exhibits to this Current Report on Form 8-K:
99.1	Agreement of Purchase and Sale of Securities, dated as of December 7, 2005, between Grubb & Ellis Company and Warburg Pincus Investors Liquidating Trust, as successor to Warburg, Pincus Investors, L.P.

99.2	Press Release issued by Grubb & Ellis Company on December 7, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY
By:	/s/ Mark E. Rose
Mark E. Rose
Chief Executive Officer

Dated: December 13, 2005